Exhibit 10.26

EXECUTIVE STOCKHOLDER’S AGREEMENT

This Executive Stockholder’s Agreement (this “Agreement”) is entered into as of April 18, 2013 among Samson Resources Corporation, a Delaware corporation (the “Company”), and the undersigned Person (the “Executive Stockholder”) (the Company and the Executive Stockholder being hereinafter collectively referred to as the “Parties”). All capitalized terms not immediately defined are hereinafter defined in Section 6(b) of this Agreement.

WHEREAS, pursuant to the Stock Purchase Agreement, dated as of November 22, 2011 (the “Stock Purchase Agreement”), by and among the Company, Samson Investment Company, a Nevada corporation (“Samson” and together with the Company and their direct and indirect subsidiaries, the “Company Group”), and certain other parties, the Company acquired on the December 21, 2011 (the “Closing Date”) all of the outstanding capital stock of Samson (the “Acquisition”);

WHEREAS, in connection with the Acquisition, Samson Aggregator L.P. and JD Rockies Resources Limited (collectively with their respective permitted transferees, the “Investors”), contributed certain funds to the Company in exchange for common stock, par value $0.01 per share, of the Company (the “Common Stock”), as of the Closing Date;

WHEREAS, in connection with the Acquisition, the Board determined that it was in the best interests of the Company to establish a new equity incentive program for select management members and key employees;

WHEREAS, the Board has approved grants to the Executive Stockholder of restricted Common Stock (“Restricted Stock”) and of options to purchase shares of Common Stock (the “Initial Options”), in each case pursuant to the terms of the Samson Resources Corporation 2011 Stock Incentive Plan (the “Stock Incentive Plan”) and each of the Option Award Agreement (the “Option Agreement”) and Restricted Stock Award Agreement (the “Restricted Stock Agreement”, together with the Option Agreement, the “Award Agreements”), each dated as of the date hereof, entered into by and between the Company and the Executive Stockholder, which Restricted Stock and Initial Options have been granted subject to the terms and conditions of this Executive Stockholder’s Agreement; and

WHEREAS, this Agreement is one of several other agreements (“Other Employee Stockholders Agreements”) which have been or in the future will be, entered into between the Company and other individuals who are or will be employees of the Company Group (collectively, the “Other Employee Stockholders”).

NOW THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the Parties agree as follows:

1. Issuance of Initial Options and Restricted Stock.

(a) Subject to the terms and conditions hereinafter set forth and as set forth in the Stock Incentive Plan and the Award Agreements, the Company is granting to the Executive Stockholder: (a) the Initial Options to acquire the number of shares of Common Stock, at the per share exercise prices, all as set forth in such Executive Stockholder’s Option Agreement; and (b)

a number of shares of Restricted Stock as set forth in such Executive Stockholder’s Restricted Stock Agreement, each of which the Parties shall execute and deliver to each other concurrently with the issuance of such Initial Options and Restricted Stock and are subject to the terms and conditions of this Agreement.

(b) Subject to the terms and conditions hereinafter set forth, the Executive Stockholder shall have the right to subscribe for and purchase, and the Company shall issue and deliver to the Executive Stockholder as of the date of any subsequent election to subscribe for and purchase, (the “Purchased Stock”) at a per share purchase price (the “Purchase Price”) which Purchase Price is equal to the Fair Market Value as of the date of any such election. The Company shall have no obligation to sell any Purchased Stock to any Person who (i) is a resident or citizen of a state or other jurisdiction in which the sale of the Common Stock to him or her would constitute a violation of the securities or “blue sky” laws of such jurisdiction, (ii) is not an employee or director of the Company Group as of the date hereof or (iii) is not an “accredited investor” as defined in Rule 501(a) under the Act.

2. Executive Stockholder’s Representations, Warranties and Agreements.

(a) The Executive Stockholder agrees and acknowledges that he or she will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any of the foregoing acts being referred to herein as a “transfer”) any shares of (x) at the time of exercise, Common Stock issuable upon exercise of the Initial Options or any options to purchase Common Stock granted after the date hereof (all such options, collectively, the “Options”), (y) at the time of vesting under the Restricted Stock Agreement as provided therein, “Vested Restricted Stock” (as such term is defined in such Award Agreement) and (z) any other Common Stock (including any Purchased Stock and any Common Stock issuable upon exercise of any Options (“Option Stock”)), otherwise acquired and/or held by the Executive Stockholder Entities as of or after the date hereof, together and collectively, “Stock”), except as provided in this Section 2(a) below and Section 3 hereof. If the Executive Stockholder is an Affiliate of the Company Group, the Executive Stockholder also agrees and acknowledges that he or she will not transfer any shares of the Stock unless:

(i) the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Act”), and in compliance with applicable provisions of state securities laws; or

(ii) (A) counsel for the Executive Stockholder (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion or other advice, reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act and (B) if the Executive Stockholder is a citizen or resident of any country other than the United States, or the Executive Stockholder desires to effect any transfer in any such country, counsel for the Executive Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction.

Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers of Stock (including, for the purposes of this Section 2(a), Restricted Stock) are deemed to be in compliance with the Act and this Agreement (including without limitation any restrictions or prohibitions herein), and no opinion of counsel is required in connection therewith: (1) a transfer made pursuant to Sections 3 (including transfers in a Proposed Sale (as defined in the Sale Participation Agreement) pursuant to the Sale Participation Agreement), 4 or 5 hereof, (2) a transfer (x) upon the death or Disability of the Executive Stockholder to the Executive Stockholder’s Estate or (y) to the executors, administrators, testamentary trustees, legatees, immediate family members or beneficiaries of a Person who has become a holder of Stock in accordance with the terms of this Agreement; provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement, (3) a transfer made after the date hereof in compliance with the federal securities laws to Executive Stockholder’s Trust; provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof as an “Executive Stockholder” with respect to the representations and warranties and other obligations of this Agreement; and provided further that it is expressly understood and agreed that if such Executive Stockholder’s Trust at any point includes any Person or entity other than the Executive Stockholder, his or her spouse (or ex-spouse) or his or her lineal descendants (including adopted children) such that it fails to meet the definition thereof as set forth in Section 6(b) hereof, such transfer shall no longer be deemed in compliance with this Agreement and shall be subject to 3(d) below, (4) a transfer of Stock made by the Executive Stockholder to Other Employee Stockholders; provided that it is expressly understood that any such transferee(s) shall be bound by the provisions of this Agreement (in addition to the provisions set forth in an Other Employee Stockholders Agreement to which such Other Employee Stockholders are a party), or (5) a transfer made by the Executive Stockholder, with the Board’s approval, to the Company or any subsidiary of the Company.

(b) The certificate (or certificates) representing the Stock, if any, shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE EXECUTIVE STOCKHOLDER’S AGREEMENT AMONG SAMSON RESOURCES CORPORATION AND THE EXECUTIVE STOCKHOLDER NAMED ON THE FACE HEREOF OR THE SALE PARTICIPATION AGREEMENT AMONG SUCH EXECUTIVE STOCKHOLDER AND SAMSON RESOURCES CORPORATION, IN EACH CASE EFFECTIVE AS OF APRIL 18, 2013 (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY) AND ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”

(c) The Executive Stockholder acknowledges that he or she has been advised that (i) the shares of Stock are characterized as “restricted securities” under the Act inasmuch as they are being acquired from the Company in a transaction not involving a Public Offering and that under the Act (including applicable regulations) the Stock may be resold without registration under the Act only in certain limited circumstances, (ii) a restrictive legend in the form heretofore set forth shall be placed on the certificates (if any) representing the Stock and (iii) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company’s transfer agent with respect to the Stock.

(d) If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Executive Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such customary documentation as the Company may reasonably request in connection with such sale and take any customary actions reasonably requested by the Company prior to any such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.

(e) Subject at all times to the limitations of Sections 3 and 8 hereof, the Executive Stockholder agrees that, if any shares of the Stock are offered to the public pursuant to an effective registration statement under the Act (other than registration of securities issued on Form S-8, S-4 or any successor or similar form), the Executive Stockholder will not effect any public sale or distribution of any shares of the Stock not covered by such registration statement, including a sale pursuant to Rule 144 or any swap or other economic arrangement that transfers to another Person any of the economic consequences of owning the Stock, from the time of the receipt of a notice from the Company that the Company has filed or imminently intends to file such registration statement until (i) 180 days (or such shorter period as may be (A) consented to by the managing underwriter or underwriters or (B) applicable to the Investors, subject to the determination of the managing underwriter or underwriters that providing such shorter period to the Executive Stockholder pursuant this clause (B) would not adversely affect the success of such offering (in the good faith determination of the managing underwriters) in the case of the Initial Public Offering and (ii) ninety (90) days, plus an extension period, which shall be no longer than 17 days, as may be proposed by the managing underwriter to address regulations of the Financial Industry Regulatory Authority, Inc. regarding the publishing of research, provided that the Executive Stockholder shall be provided notice of both the occurrence of such extension and its lapse for such extension to be effective and binding (or in an underwritten offering such shorter period as may be (x) consented to by the managing underwriter or underwriters or (y) applicable to the Investors, subject to the determination of the managing underwriter or underwriters that providing such shorter period to the Executive Stockholder pursuant this clause (y) would not adversely affect the success of such offering) in the case of any other Public Offering after the date of the prospectus (or prospectus supplement if the offering is made pursuant to a “shelf” registration) pursuant to which such Public Offering shall be made, unless otherwise agreed to in writing by the Company.

(f) The Executive Stockholder represents and warrants that (i) with respect to the Purchased Stock and the Option Stock, the Executive Stockholder has received and reviewed the available information relating to such Stock, including having received and reviewed the documents related thereto, certain of which documents set forth the rights, preferences and restrictions relating to the Options and the Stock underlying the Options and (ii) the Executive Stockholder has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company, the Company Group and the business and prospects of the Company and the Company Group which the

Executive Stockholder deems necessary to evaluate the merits and risks related to the Executive Stockholder’s investment in the Stock and to verify the information contained in the information received as indicated in this Section 2(f) and the Executive Stockholder has relied solely on such information.

(g) The Executive Stockholder further represents and warrants that (i) the Executive Stockholder’s financial condition is such that the Executive Stockholder can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for the Executive Stockholder’s current needs and personal contingencies, (ii) the Executive Stockholder can afford to suffer a complete loss of his or her investment in the Stock, (iii) the Executive Stockholder understands and has taken cognizance of all risk factors related to the investment in the Stock, (iv) the Executive Stockholder’s knowledge and experience in financial and business matters are such that the Executive Stockholder is capable of evaluating the merits and risks of the Executive Stockholder’s purchase of the Stock as contemplated by this Agreement and (v) if the box next to the Executive Stockholder’s signature is checked, the Executive Stockholder is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Act.

3. Transferability of Stock.

(a) The Executive Stockholder agrees that he or she will not transfer any shares of Stock at any time without the consent of the Investors; provided, however, that the Executive Stockholder may transfer shares of Stock pursuant to one of the following exceptions: (i) transfers permitted by Sections 4 or 5; (ii) transfers permitted by clauses (2), (3) and (4) of Section 2(a); (iii) transfers permitted pursuant to the Sale Participation Agreement; (iv) transfers approved by the Board in writing; or (v) transfers to the Company or its designee (any such exception, a “Permitted Transfer”).

(b) Notwithstanding anything to the contrary herein, all transfer restrictions contained herein shall terminate and be of no further force or effect upon the earlier of (i) the occurrence of a Change of Control and (ii) following an Initial Public Offering, the date on which the Sponsors have sold or otherwise disposed of at least eighty percent (80%) of the Common Stock owned, directly and indirectly, by the Sponsors, unless earlier waived by the Company (such earlier date, the “Lapse Date”). For the avoidance of doubt, after the expiration of the time period specified in (i) and (ii) of Section 2(e), the Executive Stockholder shall be able to transfer shares of Stock without regard to any transfer restriction contained herein.

(c) No transfer of any shares of Stock in violation hereof shall be made or recorded on the books of the Company and any such transfer shall be void ab initio and of no effect.

(d) Notwithstanding anything to the contrary herein, the Company may, at any time and from time to time, waive in writing the restrictions on transfers contained in Section 3(a), whether such waiver is made prior to or after the transferee has effected or committed to effect the transfer, or has notified the Investors of such transfer or commitment to transfer. Any transfers made pursuant to such waiver or which are later made subject to such a waiver shall, as of the date of the waiver and at all times thereafter, not be deemed to violate any applicable restrictions on transfers contained in this Agreement.

4. The Executive Stockholder’s Right to Resell Stock and Options to the Company.

(a) Except as otherwise provided herein, if the Executive Stockholder’s employment with the Company Group terminates as a result of the death or Disability of the Executive Stockholder, then the applicable Executive Stockholder Entities, shall, for 365 days (the “Put Period”) following the date of such termination for death or Disability, have the right to:

(i) with respect to Stock, sell to the Company, and the Company shall be required to purchase, on one occasion, all or any portion of the shares of Stock then held by the applicable Executive Stockholder Entities at a per share price equal to Fair Market Value on the Repurchase Calculation Date (the “Section 4 Repurchase Price”); and

(ii) with respect to any outstanding vested Options, sell to the Company, and the Company shall be required to purchase, on one occasion, all or any portion of the vested Options then held by the applicable Executive Stockholder Entities for an amount equal to the sum of the excess, if any, of the Section 4 Repurchase Price over the Option Exercise Price of each Option for all of the Exercisable Option Shares, which Options shall be terminated in exchange for such payment. In the event the Executive Stockholder Entity elects to sell under this Section 4(a)(ii) and the foregoing Option Excess Price on a vested Option is zero or a negative number, such outstanding exercisable Option granted to the Executive Stockholder shall be automatically terminated without any payment in respect thereof. In addition, and for the avoidance of doubt, all unvested Options shall be terminated and cancelled without any payment therefor as of the date specified by the Award Agreement in the event of the Executive Stockholder’s death or Disability (after taking into consideration any accelerated vesting that may occur in connection with such event).

(b) In the event the applicable Executive Stockholder Entities intend to exercise their rights pursuant to Section 4(a), such Executive Stockholder Entities shall send written notice to the Company, at any time during the Put Period, of their intention to sell shares of Stock in exchange for the payment referred to in the applicable subsection of Section 4(a)(i) and shall indicate the number of shares of Stock to be sold and, for purposes of Section 4(a), the number of Options (based on the number of Exercisable Option Shares) to be sold with payment in respect thereof (the “Redemption Notice”). The completion of the purchases shall take place at the principal office of the Company on no later than the fifteenth business day (such date to be determined by the Company) after the giving of the Redemption Notice. The applicable Repurchase Price (including any payment with respect to the Options as described above) shall be paid by delivery to the applicable Executive Stockholder Entities, at the option of the Company, of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Executive Stockholder Entities (or by wire transfer of immediately available funds, if the Executive Stockholder Entities provide to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents cancelling the Options so terminated appropriately endorsed or executed by the applicable Executive Stockholder Entities or any duly authorized representative. Notwithstanding anything in this Section 4(b), in the event the Company receives a Redemption Notice at a time when the Fair Market Value is equal to or less than the applicable Option Exercise Price, the Company shall provide the Executive Stockholder Entity that delivered the Redemption Notice to the Company with a statement of valuation and a request that the applicable Executive Stockholder Entity resubmit the Redemption Notice in order to confirm its desire to exercise its rights hereunder with respect to any vested Options.

(c) Notwithstanding anything in this Section 4 to the contrary, if there exists and is continuing a default or an event of default on the part of the Company Group under any loan, guarantee or other agreement under which any part of the Company Group has borrowed money or if any repurchase under Section 4(a) or Section 5 below, as the case may be, would result in a default or an event of default on such part of the Company Group under any such agreement or if a repurchase by the Company would reasonably be expected to be prohibited by the Delaware General Corporation Law or any federal or state securities laws or regulations (or if the Company reincorporates in another state, the business corporation law of such state) (each such occurrence being an “Event”), the Company shall not be obligated to repurchase any of the Stock or the Options from the applicable Executive Stockholder Entities to the extent it would cause any such default or would be so prohibited by the Event for cash but instead, with respect to such portion with respect to which cash settlement is prohibited, may satisfy its obligations with respect to the Executive Stockholder Entities’ exercise of their rights under the applicable subsection of this Section 4 by delivering to the applicable Executive Stockholder Entity a note with a principal amount equal to the amount payable under this Section 4 that was not paid in cash, having terms acceptable to such part of the Company Group’s lenders and permitted under such part of the Company Group’s debt instruments but which in any event (i) shall be mandatorily repayable promptly and to the extent that an Event no longer prohibits the payment of cash to the applicable Executive Stockholder Entity pursuant to this Agreement; and (ii) shall bear interest at a rate equal to the effective rate of interest in respect of the senior notes issued by such part of the Company Group or, if there are no such notes outstanding, a rate equal to the prime rate as published by The Wall Street Journal as of the date of issuance plus 3%. In such cases, the Put Period shall be tolled for so long as an Event shall continue. Notwithstanding the foregoing and subject to Section 4(e), if an Event exists and is continuing for one hundred and eighty (180) days after the date of the Redemption Notice, the Executive Stockholder Entities shall be permitted by written notice to rescind (with the ability to reissue at any time during the Put Period) any Redemption Notice with respect to that portion of the Stock and Options repurchased by the Company from the Executive Stockholder Entities pursuant to this Section 4 with the note described in the foregoing sentence, and such repurchase shall be rescinded; provided that, upon such rescission, such note shall be immediately canceled without any action on the part of the Company or the Executive Stockholder Entities, and notwithstanding anything herein or in such note to the contrary, the Company shall have no obligation to pay any amounts of principal or interest thereunder.

(d) The applicable Repurchase Price shall be paid by delivery to the applicable Executive Stockholder Entities, at the option of the Company, of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Executive Stockholder Entities (or by wire transfer of immediately available funds, if the

Executive Stockholder Entities provide to the Company wire transfer instructions) against delivery of certificates, if any where given to the Executive Stockholder, or other reasonable documents or instruments representing the Stock so purchased and reasonable documents or instruments cancelling the Options so terminated appropriately endorsed or executed by the applicable Executive Stockholder Entities or any duly authorized representative.

(e) Notwithstanding anything in this Agreement to the contrary, except for any payment obligation of the Company which has arisen prior to the occurrence of a Lapse Date, Section 4 shall terminate and be of no further force or effect upon the occurrence of such Lapse Date.

5. The Company’s Option to Purchase Stock and Options of the Executive Stockholder Upon Certain Terminations of Employment.

(a) Termination for Cause by the Company and Breach of Transfer Restrictions. If, (i) the Executive Stockholder’s active employment with the Company Group is terminated by the Company Group for Cause or (ii) the Executive Stockholder Entities intentionally or knowingly effect a transfer of Stock (or Options) that is prohibited under this Agreement (or the Award Agreements, as applicable), after notice from the Company of such impermissible transfer and a reasonable opportunity to cure such transfer which is not so cured (each event described above, a “Section 5(a) Call Event”), then:

(i) with respect to all Options, all outstanding Options (whether vested or unvested) shall be automatically terminated without any payment in respect thereof upon the occurrence of the Section 5(a) Call Event; and

(ii) with respect to any Purchased Stock, the Company may purchase, on one occasion, all or any portion of the shares of such Stock then held by the applicable Executive Stockholder Entities at a per share purchase price equal to the Fair Market Value on the Repurchase Calculation Date; and

(iii) with respect to any Vested Restricted Stock, the Company may purchase, on one occasion, all or any portion of the shares of such Stock then held by the applicable Executive Stockholder Entities at a per share purchase price equal to the Base Price; and

(iv) with respect to any Option Stock, the Company may purchase, on one occasion, all or any portion of the shares of such Stock then held by the applicable Executive Stockholder Entities at a per share purchase price equal to the lesser of (x) the Base Price and (y) the Fair Market Value on the Repurchase Calculation Date.

(b) Termination Due to Death or Disability. If the Executive Stockholder’s active employment with the Company Group is terminated due to his or her death or Disability (each, a “Section 5(b) Call Event”) then:

(i) with respect to any Stock acquired by the Executive Stockholder through the exercise of vested Options, the Company may purchase on one occasion all or any portion of the shares of such Stock then held by the applicable Executive Stockholder Entities at a per share purchase price equal to the Fair Market Value on the Repurchase Calculation Date;

(ii) with respect to any outstanding Options, the Company may purchase, on one occasion, all or any portion of the exercisable vested Options held by the applicable Executive Stockholder Entities for an amount equal to the sum of the excess, if any, of the Fair Market Value on the Repurchase Calculation Date over the Option Exercise Price of each Option for all of the Exercisable Option Shares (solely relating to the vested Options being purchased by the Company hereunder), which vested Options shall be terminated in exchange for such payment. In the event the Company elects to repurchase under this Section 5(b)(ii) and the foregoing Option Excess Price on a vested Option is zero or a negative number, such outstanding exercisable vested Option shall be automatically terminated without any payment in respect thereof; and

(iii) with respect to unvested Options, all outstanding unvested Options shall automatically be terminated without any payment in respect thereof as of the date specified by the Award Agreement in the event of the Executive Stockholder’s death or Disability (after taking into consideration any accelerated vesting that may occur in connection therewith).

(c) Termination by the Executive Stockholder Without Good Reason. If the Executive Stockholder’s active employment with the Company Group is terminated by the Executive Stockholder without Good Reason (excluding due to his or her death or Disability) (a “Section 5(c) Call Event”):

(i) before April 18, 2016, then:

(A) with respect to any Purchased Stock, the Company may purchase all or any portion of the shares of such Stock then held by the Executive Stockholder Entities on the date of such termination of employment at a per share purchase price equal to the Fair Market Value on the Repurchase Calculation Date; and

(B) with respect to any outstanding Options, whether vested or unvested, all such outstanding Options shall expire on the date specified by the Award Agreement without any payment in respect thereof; and

(C) with respect to any Vested Restricted Stock, the Company may purchase, on one occasion, all or any portion of the shares of such Stock then held by the applicable Executive Stockholder Entities at a per share purchase price equal to the Base Price; and

(D) with respect to any Option Stock, the Company may purchase, on one occasion, all or any portion of the shares of such Stock then held by the applicable Executive Stockholder Entities at a per share purchase price equal to the lesser of (x) the Base Price and (y) the Fair Market Value on the Repurchase Calculation Date; or

(ii) on or after April 18, 2016, then:

(A) With respect to any Stock, the Company may purchase on one occasion all or any portion of the shares of such Stock then held by the Executive Stockholder Entities on the date of such termination of employment at a per share purchase price equal to the Fair Market Value on the Repurchase Calculation Date; and

(B) With respect to any vested Options, the Company may purchase on one occasion all or any portion of the shares of such vested Options then held by the Executive Stockholder Entities for an amount equal to the sum of the excess, if any, of the Fair Market Value on the Repurchase Calculation Date over the Option Exercise Price of each Option for all of the Exercisable Option Shares (solely relating to the vested Options being purchased by the Company), in each case of the foregoing which vested Options shall be terminated in exchange for such payment. In the event the Company elects to repurchase under this Section 5(c)(ii)(B) and the foregoing Option Excess Price on a vested Option is zero or a negative number, such outstanding vested Option shall be automatically terminated without any payment in respect thereof.

(d) Call Notice. The Company shall have a period (the “Call Period”) of one hundred eighty (180) days from the date of any Call Event (or, if later, with respect to a Section 5(a) Call Event, the date after discovery of, and the applicable cure period for, an impermissible transfer constituting a Section 5(a) Call Event) in which to give notice in writing to the Executive Stockholder of its election to exercise its rights and obligations pursuant to this Section 5 (“Repurchase Notice”); provided, however, that upon the occurrence of any Call Event, the Company shall advise the Executive Stockholder Entities as to whether it intends to deliver a Repurchase Notice, whether the purchase price will be less than the Fair Market Value (if applicable), and in respect of which Options or Stock, within thirty (30) days following the date of such Call Event. Notwithstanding the foregoing, the Company reserves the right to extend the Call Period to ensure that the Executive Stockholder Entities are able to comply with the one hundred and eighty (180) day stock ownership holding period identified in Section 5(e) below, but which shall in no event extend beyond thirty (30) days after the date that such one hundred and eighty (180) day holding period expires. The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Company no later than the fifteenth business day after the giving of the Repurchase Notice. The applicable Repurchase Price (including any payment with respect to the Options as described in this Section 5) shall be paid by delivery to the applicable Executive Stockholder Entities of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Executive Stockholder Entities (or by wire transfer of immediately available funds, if the Executive Stockholder Entities provide to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents canceling the Options so terminated, appropriately endorsed or executed by the applicable Executive Stockholder Entities or any duly authorized representative, if such Stock or Options are held in certificated form. For the avoidance of doubt, in the event that the Company does not exercise its rights pursuant to this Section 5(d) as to any Stock, the Executive Stockholder Entities’ ownership of and rights in such Stock shall not be affected.

(e) Use of Note to Satisfy Call Payment; Termination of Call Right. Notwithstanding any other provision of this Section 5 to the contrary, if there exists and is continuing any Event, the Company will, to the extent it has exercised its rights to purchase Stock or Options pursuant to this Section 5, in order to complete the purchase of any Stock or Options pursuant to this Section 5, deliver to the applicable Executive Stockholder Entities (i) a cash payment for any amounts payable pursuant to this Section 5 that would not cause an Event and (ii) a note having the same terms as that provided in Section 4(c) above with a principal amount equal to the amount payable but not paid in cash pursuant to this Section 5 due to the Event. Notwithstanding the foregoing, if an Event exists and is continuing for one hundred and eighty (180) days from the date of the Call Event, the proposed repurchase of that portion of the Stock and Options to be repurchased by the Company from the Executive Stockholder Entities pursuant to this Section 5 with the note described in the foregoing sentence shall immediately terminate, the Stock or Options shall be returned to the Executive Stockholder and the Company shall have no further rights or obligations under this Section 5. The occurrence of an Event shall toll, for any Options or Stock called pursuant to this Section 5, any time period requirements for (x) exercise by the Executive Stockholder or (y) for their termination.

(f) Expiration of this Section 5; Company’s Election. Notwithstanding anything in this Agreement to the contrary, except for any payment obligation of the Company which has arisen prior to the occurrence of a Lapse Date, this Section 5 shall terminate and be of no further force or effect upon the occurrence of such Lapse Date. The Company may only exercise its call option pursuant to a Call Event for one hundred and eighty (180) days after such event. The rights of the Company set forth in this Section 5 are exercisable in the sole discretion of the Company, and the Executive Stockholder acknowledges and agrees that the Company is under no obligation to, and may determine not to elect to, exercise such rights.

(g) Effect of Accounting Principles. Notwithstanding anything set forth in Section 4 or 5 to the contrary, in the event that it is determined by the Board, after consultation with the Chief Financial Officer of the Company, that any of the provisions of either of Section 4 or 5 would result in any of the Options being classified as a liability as contemplated by Financial Accounting Standards Board Accounting Standard Codification (ASC) Section 718, Compensation — Stock Compensation (FASB ASC 718), including any amendments and interpretations thereto, then the Company shall be required to advise the Executive Stockholder Entities of this determination (x) in order to allow the Executive Stockholder Entities to exercise their rights under Section 4 and (y) in order for the Company to exercise its rights under Section 5 (but only to the extent that the Company notifies the Executive Stockholder Entities of its intent to exercise its rights under Section 5), and then in any such case the following terms shall apply:

(i) any shares of Stock that are to be purchased by the Company pursuant to Section 4 or 5, as applicable, may only be so purchased if and when such shares have been held by the applicable Executive Stockholder Entities for at least six months (or such lesser period as is determined necessary by the Company’s accountants to avoid liability accounting); and

(ii) with respect to any exercisable Options, upon the occurrence of the applicable event identified in Section 4 giving rise to the Executive Stockholder’s rights thereunder or a Call Event, the Executive Stockholder Entities may be required by the Company to elect, in accordance with the terms of the relevant Award Agreement, to receive from the Company, on one occasion, in exchange for all of the exercisable Options then held by the applicable Executive Stockholder Entities, if any, a number of shares of Stock equal to the quotient of (x) the product of (A) the excess, if any, of the Fair Market Value over the Option Exercise Price and (B) the number of shares then acquirable on exercise, divided by (y) the Fair Market Value, which Options shall be terminated in exchange for such payment of shares of Stock (any such shares of Stock so acquired, the “Net Settled Stock”). (In the event the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable Options shall be automatically terminated without any payment in respect thereof.) Upon the occurrence of such net settlement of all exercisable Options, the Put Period or the Call Period, as applicable, shall be deemed to be the period that is thirty (30) days following the date that is six (6) months after the receipt by the applicable Executive Stockholder Entities of the Net Settled Stock, during which time the Company may, on delivery of Repurchase Notice (or upon delivery of a Redemption Notice), purchase (or be required to purchase in the case of Section 4) all (in the case of a purchase pursuant to Section 4) or all or any portion (in the case of a purchase pursuant to Section 5) of the Net Settled Stock held by the applicable Executive Stockholder Entities, at a per share price equal to the applicable Repurchase Price for Option Stock identified in Section 4 or Section 5, as applicable.

6. Adjustment of Repurchase Price; Definitions.

(a) Adjustment of Repurchase Price. In determining the applicable repurchase price of the Stock and Options, as provided for in Sections 4 and 5, above, appropriate adjustments shall be made for any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding shares of Stock in order to maintain, as nearly as practicable, the intended operation of the provisions of Sections 4 and 5.

(b) Definitions. All capitalized terms used in this Agreement and not defined herein shall have such meaning as such terms are defined in the Stock Incentive Plan. Terms used herein and as listed below shall be defined as follows:

“Acquisition” shall have the meaning set forth in the first “whereas” paragraph.

“Act” shall have the meaning set forth in Section 2(a)(i) hereof.

“Affiliate” means with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person; provided, however, for purposes of this Agreement, any Person (“Co-Invest Vehicle”) formed specifically for the purpose of facilitating investments in the Company by Persons that are not Affiliates of an Investor or Sponsor shall not be deemed to be an Affiliate of an Investor or Sponsor solely because such Investor or Sponsor, as applicable, controls such Co-Invest Vehicle.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Award Agreement” shall have the meaning set forth in the fourth “whereas” paragraph.

“Base Price” shall mean, (i) for any Option Stock, the sum of the applicable Option Exercise Price paid by the Executive Stockholder for one share of Common Stock, as adjusted pursuant to Section 6(a) hereof, plus the Minimum Tax paid with respect to such Option Stock, and (ii) for purposes of any Stock that is Vested Restricted Stock, the Minimum Tax paid in respect of any Vested Restricted Stock at the time of its vesting (or earlier election pursuant to Section 83(b) of the Code) under the Restricted Stock Award Agreement, and the case of the Option Stock, determined such that the Minimum Tax component is calculated without duplication of any tax refund or other credit to which the Executive Stockholder is or will become entitled to receive as a result of the receipt of, or any election or action relating to, such Option Stock.

“Board” shall mean the board of directors of the Company.

“Call Event” shall mean in the singular and “Call Events” shall mean in the collective any Section 5(a) Call Event, Section 5(b) Call Event and Section 5(c) Call Event.

“Call Period” shall have the meaning set forth in Section 5(d) hereof.

“Cause” shall have the meaning set forth in the Employment Agreement, mutatis mutandis.

“Change of Control” shall have the meaning provided in the Stock Incentive Plan.

“Common Stock” shall have the meaning set forth in the second “whereas” paragraph.

“Company” shall have the meaning set forth in the introductory paragraph.

“Company Group” shall have the meaning set forth in the introductory paragraph.

“Confidential Information and Materials” shall have the meaning set forth in the Employment Agreement, mutatis mutandis.

“Controlled by” means with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Custody Agreement and Power of Attorney” shall have the meaning set forth in Section 8(e) hereof.

“Disability” shall have the meaning set forth in the Employment Agreement, mutatis mutandis.

“Event” shall have the meaning set forth in Section 4(c) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any successor section thereto).

“Exercisable Option Shares” shall mean the shares of Common Stock that, at the time that Redemption Notice or Repurchase Notice is delivered (as applicable), could be purchased by the Executive Stockholder upon exercise of his or her then outstanding and exercisable Options.

“Fair Market Value” shall mean (i) prior to the occurrence of a Public Offering, the fair market value of one share of Common Stock on any given date, as determined reasonably and in good faith by the Board and consistent with the valuation used for preparation of the Company’s financial statements or (ii) on or after the occurrence of a Public Offering, the closing trading price on the business day immediately preceding the date of determination.

“Good Reason” shall have the meaning set forth in the Employment Agreement, mutatis mutandis.

“Group” shall mean “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Holders” shall have the meaning set forth in Section 8(d)(i) hereof.

“Initial Public Offering” means the initial Public Offering of the shares of Common Stock.

“Investors” shall have the meaning set forth in the second “whereas” paragraph.

“Lapse Date” shall have the meaning set forth in Section 3(b) hereof.

“Executive Stockholder” shall have the meaning set forth in the introductory paragraph.

“Executive Stockholder Entities” shall mean the Executive Stockholder’s Trust, the Executive Stockholder and the Executive Stockholder’s Estate, collectively.

“Executive Stockholder’s Estate” shall mean the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of the Executive Stockholder.

“Executive Stockholder’s Trust” shall mean a partnership, limited liability company, corporation, trust, private foundation or custodianship, the beneficiaries of which may include only the Executive Stockholder, his or her spouse (or ex-spouse) or his or her lineal descendants (including adopted) or, if at any time after any such transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary.

“Minimum Tax” means, with respect to any Option, Restricted Stock or other equity incentive award, the minimum amount of income and employment taxes required to be withheld under applicable laws and regulations in respect of the vesting, exercise or other taxable event associated with such award.

“Option Excess Price” shall mean the aggregate amount paid or payable by the Company in respect of Exercisable Option Shares, as determined pursuant to Section 4 or 5 hereof, as applicable.

“Option Exercise Price” shall mean the per share exercise price of the shares of Common Stock covered by the applicable Option.

“Options” shall have the meaning set forth in Section 2(a) hereof.

“Option Stock” shall have the meaning set forth in Section 2(a) hereof.

“Other Employee Stockholders” shall have the meaning set forth in the fifth “whereas” paragraph.

“Other Employee Stockholders Agreements” shall have the meaning set forth in the fifth “whereas” paragraph.

“Parties” shall have the meaning set forth in the introductory paragraph.

“Permitted Transfer” shall have the meaning set forth in Section 3(a).

“Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Piggyback Notice” shall have the meaning set forth in Section 8(b) hereof.

“Piggyback Registration Rights” shall have the meaning set forth in Section 8(a) hereof.

“Proposed Registration” shall have the meaning set forth in Section 8(b) hereof.

“Public Offering” shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-4, S-8 or any other similar form).

“Purchased Stock” shall have the meaning set forth in Section 1(b) hereof.

“Put Period” shall have the meaning set forth in Section 4(a) hereof.

“Redemption Notice” shall have the meaning set forth in Section 4(b) hereof.

“Registration Rights Agreement” shall have the meaning set forth in Section 8(a) hereof.

“Repurchase Calculation Date” shall mean (i) prior to the occurrence of a Public Offering, the last day of the month preceding the month in which the date of repurchase occurs, and (ii) on and after the occurrence of a Public Offering, the closing trading price on the date on which the Redemption Notice is delivered.

“Repurchase Notice” shall have the meaning set forth in Section 5(d) hereof.

“Repurchase Price” shall mean the amount to be paid in respect of the Stock and Options to be purchased by the Company pursuant to Section 4 and Section 5, as applicable.

“Request” shall have the meaning set forth in Section 8(b) hereof.

“Restricted Group” shall mean, collectively, the Company, its subsidiaries, the Investors, the Sponsors and their respective Affiliates.

“Restricted Stock” shall have the meaning set forth in the fourth “whereas” paragraph.

“Rule 144” shall mean Rule 144 under the Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Sale Participation Agreement” shall mean that certain sale participation agreement entered into by and between the Executive Stockholder and the Investors.

“SEC” shall mean the Securities and Exchange Commission.

“Section 5(a) Call Event” shall have the meaning set forth in Section 5(a) hereof.

“Section 5(b) Call Event” shall have the meaning set forth in Section 5(b) hereof.

“Section 5(c) Call Event” shall have the meaning set forth in Section 5(c) hereof.

“Sponsors” shall have the meaning set forth in the definition of “Change of Control.”

“Stock” shall have the meaning set forth in Section 2(a) hereof.

“Stock Incentive Plan” shall have the meaning set forth in the fourth “whereas” paragraph.

“Stock Purchase Agreement” shall have the meaning set forth in the first “whereas” paragraph.

“Transfer” shall have the meaning set forth in Section 2(a) hereof.

“Transfer Restriction Waiver” shall have the meaning set forth in Section 8(a) hereof.

7. The Company’s Representations and Warranties and Covenants.

(a) The Company represents and warrants to the Executive Stockholder that (i) this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, (ii) the Stock, when issued and delivered in accordance with the terms hereof and the other agreements contemplated hereby, will be duly and validly issued, fully paid and nonassessable, and (iii) except (A) with respect to stockholder agreements entered into in connection with the Acquisition with certain individuals who were employees of Samson (and/or its Affiliates) prior to the Acquisition and (B) to the extent modified by the mutual agreement of the Parties in connection with the negotiation hereof, this Agreement is in the same form in all material respects as the executive stockholder agreements entered into as of the date hereof with the Other Employee Stockholders.

(b) If the Company becomes subject to the reporting requirements of Section 12 of the Exchange Act, the Company will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Executive Stockholder to sell shares of Stock, subject to compliance with the provisions hereof without registration under the Exchange Act within the limitations of the exemptions provided by (A) Rule 144 or (B) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 7(b), the Company may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, after completion of the Company’s obligations prior to such deregistration, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Act to be available. Nothing in this Section 7(b) shall be deemed to limit in any manner the restrictions on transfers of Stock contained in this Agreement.

(c) From and after the date hereof and for so long as the Company is Controlled by the Investors and the Executive Stockholder remains the Chief Executive Officer of the Company, the Company shall not enter into any agreement similar to this Agreement with any Other Employee Stockholder on terms that are in all material respects more favorable to such Other Employee Stockholder than this Agreement is to the Executive Stockholder.

8. “Piggyback” Registration Rights. Upon the execution of this Agreement:

(a) The Parties agree to be bound by all of the terms, conditions and obligations and receive all rights of the Registration Rights Agreement (the “Registration Rights Agreement”) as they relate to the exercise of piggyback registration rights as provided in Sections 4, 5, 6, 7, 8 and 11 and the corresponding definitions in Section 1 (but not Sections 11(a) and 11(l)) of the Registration Rights Agreement entered into by and among the Company and investors party thereto (the “Piggyback Registration Rights”), as in effect on the date hereof (subject, with respect to any such Executive Stockholder provided Piggyback Registration Rights, only to any amendments thereto to which such Executive Stockholder has agreed in writing to be bound), and, if any of the Investors are selling stock, shall have all of the rights and privileges of the Piggyback Registration Rights (including, without limitation, the right to participate in the Initial Public Offering and any rights to indemnification and/or contribution from the Company and/or the Investors), in each case as if the Executive Stockholder were an original party (other than the Company) designated as a “Shareholder” to the Registration Rights Agreement, subject to applicable and customary underwriter restrictions; provided, however, that at no time shall the Executive Stockholder have any rights to request registration under Section 3 of the Registration Rights Agreement; provided, further, that in lieu of the Executive Stockholder exercising the Piggyback Registration Rights in connection with any Public Offering in which such rights would otherwise be available, the Board may, in its sole discretion, elect to offer the Executive Stockholder a waiver of the restrictions on transfer contained in Section 3(a) with respect to the number of shares of Common Stock that would have been subject to such Piggyback Registration Rights in connection with such Public Offering (a “Transfer Restriction Waiver”), which Transfer Restriction Waiver may be accepted or rejected by the Executive Stockholder in his sole discretion (but which Transfer Restriction Waiver offer shall not in any way limit the Executive Stockholder’s Piggyback Registration Rights should he choose to exercise them) (any Common Stock subject to a Transfer Restriction Waiver, the “Waiver Stock”). All Stock purchased or held by the applicable Executive Stockholder Entities pursuant to this Agreement shall be deemed to be “Registrable Securities” as defined in the Registration Rights Agreement except for Waiver Stock. Effective after the occurrence of an Initial Public Offering, if any of the Investors are selling stock in a circumstance in which the Executive Stockholder would not have Piggyback Registration Rights (other than in connection with a Transfer Restriction Waiver), the restrictions on transfer contained in Section 3(a) shall be waived with respect to the number of shares of Common Stock that would have been subject to such Piggyback Registration Rights if such sale by the Investors had resulted in the Executive Stockholder having Piggyback Registration Rights.

(b) In the event of a sale of Common Stock by any of the Investors in accordance with the terms of Sections 3 or 4 of the Registration Rights Agreement, unless the Board shall have determined to effect a Transfer Restriction Waiver and Executive shall have accepted such Transfer Restriction Waiver, in which case the provisions of Section 8(h) shall apply, the Company will promptly notify the Executive Stockholder in writing (a “Piggyback Notice”) of any proposed registration (a “Proposed Registration”), which Piggyback Notice shall include: the principal terms and conditions of the proposed registration, including (i) the number of the shares of Common Stock to be sold, (ii) the fraction expressed as a percentage, determined by dividing the number of shares of Common Stock to be sold by the holders of Registrable Securities by the total number of shares held by the holders of Registrable Securities selling the shares of Common Stock, (iii) the proposed per share purchase price (or an estimate thereof), and (iv) the proposed date of sale. If within fifteen (15) days, in the case of a sale pursuant to Section 3 of the Registration Rights Agreement, or within five (5) days, in the case of a sale pursuant to Section 4 of the Registration Rights Agreement, of the receipt by the Executive Stockholder of such Piggyback Notice, the Company receives from the applicable Executive Stockholder Entities of the Executive Stockholder a written request in a form acceptable and in conformity with Section 21 of this Agreement (a “Request”) to register shares of Stock held by the applicable Executive Stockholder Entities (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Executive Stockholder and the Company), shares of Stock will be so registered as provided in this Section 8; provided, however, that for each such registration statement only one Request, which shall be executed by the applicable Executive Stockholder Entities, may be submitted for all Registrable Securities held by the applicable Executive Stockholder Entities.

(c) The maximum number of shares of Stock which will be registered pursuant to a Request will be the lowest of the amounts determined in accordance with (i), (ii) or (iii) below:

(i) the sum of the Banked Shares plus the amount determined by multiplying the number derived in accordance with (1) below by the number derived in accordance with (2) below:

(1) the difference between (A) the number of shares of Stock then held by the Executive Stockholder Entities, including all shares of Stock which the Executive Stockholder Entities are then entitled to acquire under unexercised Options to the extent then exercisable minus (B) the Banked Shares minus (C) the Waiver Stock, and

(2) a fraction, the numerator of which is the aggregate number of shares of Stock being sold by holders of Registrable Securities and the denominator of which is the difference between the aggregate number of shares of Stock owned by the holders of Registrable Securities minus the Waiver Stock; or

(ii) the maximum number of shares of Stock which the Company can register in connection with such Request in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata as more fully described in subsection (d) of this Section 8); or

(iii) the maximum number of shares which the Executive Stockholder (pro rata based upon the aggregate number of shares of Stock the Executive Stockholder and all Other Employee Stockholders have requested to be registered) is permitted to register under the Piggyback Registration Rights.

For purposes of this Agreement, the “Banked Shares” shall mean, with respect to the Executive Stockholder Entities, a number of shares equal to the difference between (x) the aggregate number of shares of Stock which the Executive Stockholder Entities could have sold in connection with the exercise of their Piggyback Registration Rights in all registrations giving rise to Piggyback Registration Rights of the Executive Stockholder Entities, whether contractual or voluntarily extended to the Executive Stockholder Entities pursuant to this Section 8, to the extent provided herein occurring on or after April 18, 2013 (collectively, the “Prior Registrations”) if such Executive Stockholder Entities had exercised their Piggyback Registration Rights in full in connection with the Prior Registration minus (y) the aggregate number of shares of Stock sold by the Executive Stockholder Entities in all such Prior Registrations

(d) If a Proposed Registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its good-faith opinion, the number of shares of Stock requested to be included in the Proposed Registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the success of such offering, then, unless the managing underwriter advises that marketing factors require a different allocation, the Company will include in the Proposed Registration:

(i) with respect to a sale pursuant to Section 3 (other than a sale subject to the second paragraph of Section 4(a) of the Registration Rights Agreement) and Section 4(c) of the Registration Rights Agreement: first, 100% of the shares of Stock of the selling holders of Registrable Securities either requesting such Demand Registration (as defined in the Registration Rights Agreement) or delivering the Take-Down Notice (as defined in the Registration Rights Agreement), as the case may be; second, to the extent of the number of shares of Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of shares of Stock which the selling holders of Registrable Securities, the Executive Stockholder and all Other Employee Stockholders and any other Persons who are entitled to piggyback or incidental registration rights in respect of Stock pursuant to this Agreement or pursuant to Other Employee Stockholders Agreements (together, the “Holders”) have requested to be included in the Proposed Registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Stock requested to be included in such Proposed Registration by such Holders (including upon exercise of all exercisable Options); and (iii) third, all other shares of Stock requested to be included in such Proposed Registration, including any securities requested by the Company; or

(ii) with respect to a sale pursuant to Section 4 (other than Section 4(c)) of the Registration Rights Agreement: first, 100% of the shares of Stock the Company proposes to sell; (ii) second, to the extent of the number of shares of Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of shares of Stock which the Holders have requested to be included in the Proposed Registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Stock requested to be included in such Proposed Registration by such Holders (including upon exercise of all exercisable Options); and (iii) third, all other shares of Stock requested to be included in such Proposed Registration.

(e) Upon delivering a Request, the Executive Stockholder having Piggyback Registration Rights pursuant to Section 8(b) will, if requested by the Company, execute and deliver a custody agreement and power of attorney having customary terms and in form and substance reasonably satisfactory to the Company with respect to the shares of Stock to be registered pursuant to this Section 8 (a “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will provide, among other things, that the Executive Stockholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (to the extent applicable) representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Executive Stockholder’s agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Executive Stockholder’s behalf with respect to the matters specified therein.

(f) The Executive Stockholder agrees that he or she will execute such other reasonable customary agreements as the Company may reasonably request to further evidence the provisions of this Section 8, including reasonable and customary lock-up agreements, provided, that such lock-up agreement, including any lock-up agreement executed pursuant to, and subject to the terms of, Section 5 of the Registration Rights Agreement, will explicitly exempt and exclude any transaction between the Executive Stockholder and the Company pursuant to Section 4 or Section 5 of this Agreement.

(g) Notwithstanding Section 11(l) of the Registration Rights Agreement, this Section 8 will terminate on the earlier of (i) the occurrence of a Change of Control and (ii) with respect to the Executive Stockholder, on date on which the Executive Stockholder ceases to own any Registrable Securities.

(h) If the Board shall have elected to offer the Transfer Restriction Waiver in lieu of Piggyback Registration Rights, and the Executive Stockholder shall have accepted such waiver, all in accordance with Section 8(a), the Company will notify the Executive Stockholder on or promptly following the completion of the Public Offering giving rise to the Transfer Restriction Waiver which notice shall include: (A) the number of shares of Common Stock sold by the Investors in such Public Offering and (B) the number of shares of Stock to which the waiver of transfer restrictions shall apply. For the avoidance of doubt, the provisions in Section 5 of the Registration Rights Agreement will apply to such shares of Stock notwithstanding the Transfer Restriction Waiver.

(i) Notwithstanding Section 11(a) of the Registration Rights Agreement, the provisions of this Section 8, as they relate to the piggyback registration rights of the Executive Stockholder, shall only be amended or waived in accordance with Section 15.

9. Additional Rights of Executive Stockholders. Prior to the consummation of the Initial Public Offering, if the Company issues Common Stock in a transaction in which the Investors would be entitled to preemptive rights and within 90 days following the consummation of such issuance the Executive Stockholders so request, the Board, in its sole discretion, will consider in good faith offering the Executive Stockholders the opportunity to purchase additional shares of Common Stock.

10. Rights to Negotiate Repurchase Price. Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing, redeeming or otherwise acquiring for value shares of Stock or Options from the Executive Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon in writing between the Parties, whether or not at the time of such purchase, redemption or acquisition circumstances exist which specifically grant the Company the right to purchase, or the Executive Stockholder the right to sell, shares of Stock or any Options under the terms of this Agreement; provided that no such purchase, redemption or acquisition shall be consummated, and no agreement with respect to any such purchase, redemption or acquisition shall be entered into, without the prior approval of the Board.

11. Notice of Change of Beneficiary. Immediately prior to any transfer of Stock to an Executive Stockholder’s Trust, the Executive Stockholder shall provide the Company with a copy of the instruments creating the Executive Stockholder’s Trust and with the identity of the beneficiaries of the Executive Stockholder’s Trust. The Executive Stockholder shall notify the Company as soon as practicable prior to any change in the identity of any beneficiary of the Executive Stockholder’s Trust.

12. Recapitalizations, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock or the Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Stock or the Options by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise, and in the event of any of the foregoing occurrences, all references to shares of Common Stock, Option Exercise Prices and any other per share purchase price of Common Stock contained herein shall refer to such shares and prices as the same may be adjusted in connection with any of the foregoing.

13. Executive Stockholder’s Employment by the Company Group. Nothing contained in this Agreement (a) obligates the Company Group to employ the Executive Stockholder in any capacity whatsoever or (b) prohibits or restricts the Company Group from terminating the employment of the Executive Stockholder at any time or for any reason whatsoever, with or without Cause, and the Executive Stockholder hereby acknowledges and agrees that neither the Company Group nor any other Person has made any representations or promises whatsoever to the Executive Stockholder concerning the Executive Stockholder’s employment or continued employment by the Company Group.

14. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under Section 2(a) or Section 3(a) (other than clauses (iii), (iv) or (vi) thereof) hereof, such transferee shall be deemed the Executive Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) or Section 3(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement. No provision of this Agreement is intended to or shall confer upon any Person other than the Parties any rights or remedies hereunder or with respect hereto.

15. Amendment. This Agreement may not be amended except by a writing executed by both the Company and the Executive Stockholder.

16. Closing. Except as otherwise provided herein, the closing of each purchase and sale of shares of Stock pursuant to this Agreement shall take place at the principal office of the Samson on the tenth business day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Stock hereunder.

17. Applicable Law; Jurisdiction; Dispute Resolution; Legal Fees.

(a) The laws of the State of Delaware applicable to contracts executed and to be performed entirely in such state shall govern the interpretation, validity and performance of the terms of this Agreement.

(b) In the event of any controversy among the Parties arising out of, or relating to, this Agreement which cannot be settled amicably by the Parties, such controversy shall be treated as if it were a controversy under the Employment Agreement.

(c) Notwithstanding the foregoing, the Executive Stockholder acknowledges and agrees that the Company, the Company Group, the Investors, the Sponsors and any of their respective Affiliates shall be entitled to injunctive or other relief in order to enforce the covenant not to solicit and/or confidentiality covenants contained in the Employment Agreement.

(d) In the event of any arbitration or other disputes with regard to this Agreement or any other document or agreement referred to herein, each Party shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator.

18. Assignability by the Company. The Company shall have the right to assign (i) any or all of its rights or obligations to purchase shares of Stock pursuant to Sections 4 and 5 hereof and (ii) any or all of its other rights or obligations hereunder to any part of the Company Group; provided, however, that no such assignment shall relieve the Company from its obligations thereunder.

19. Miscellaneous.

(a) In this Agreement all references to “dollars” or “$” are to United States dollars and the masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

(b) If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

(c) This Agreement is being executed in addition to the employment agreement dated effective April 18, 2013 between the Executive Stockholder and Samson (the “Employment Agreement”) and this Agreement does not replace, amend, supersede or override the Employment Agreement in any respect. The parties to this agreement acknowledge that this Agreement is intended only to govern the Stock and Options of the Executive Stockholder.

(d) Nothing in this Agreement shall be read to require any change to the Stock Incentive Plan that would affect the Company’s ability to rely on the exemption from registration under the Exchange Act available under Rule 12h-1(f) or Rule 12h-1(g), as amended. In any conflict between the provisions of this Agreement and the Stock Incentive Plan that would affect the Company’s ability to rely on the exemption from registration under the Exchange Act available under Rule 12h-1(f) or Rule 12h-1(g), as amended, the provisions that comply with Rule 12h-1(f) or Rule 12h-1(g) (as applicable) will control. Notwithstanding the foregoing, the transfer restrictions on the Stock and Options set forth in this Agreement shall not be reduced, eliminated or otherwise altered except in accordance with the terms of this Agreement.

20. Withholding. The Company Group shall have the right to deduct from any cash payment made under this Agreement to the applicable Executive Stockholder Entities any federal, state or local income or other taxes required by law to be withheld with respect to such payment, if applicable.

21. Notices. All notices and other communications provided for herein shall be in writing. Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:

If to the Company, to it at the following address:

(a)	Samson Resources Corporation

Two West Second Street

Tulsa, Oklahoma 74103

Attention: Corporate Secretary

Facsimile: (918) 591-1718

(b)	Samson Resources Corporation

c/o Kohlberg Kravis Roberts & Co. L.P.

9 West 57th St., Suite 4200

New York, New York 10019

Attention: Jonathan Smidt

Facsimile: (212) 750-0003

(c) If to the Executive Stockholder, to the Executive Stockholder at the address set forth below under the Executive Stockholder’s signature; or at such other address as either party shall have specified by notice in writing to the other.

22. Confidential Information; Covenant Not to Solicit.

(a) Executive acknowledges and agrees that he is bound by confidentiality and non-solicitation covenants under Sections 8 and 9 of the Employment Agreement (the “Covenants”) and that he is subject to the requirements and remedies contained therein, which are incorporated herein by reference.

(b) In the event that the Executive Stockholder breaches any of the Covenants, subject to the notice and cure provisions contained in Section 7 of the Employment Agreement pertaining to any such breach, in addition to all other remedies that may be available to the Company, (i) the Executive Stockholder’s equity shall be treated in the same manner as if the Executive Stockholder’s employment had been terminated for Cause by the Company Group, (ii) the Company shall be entitled to cause any severance payments or benefits then being provided to the Executive Stockholder by any member of the Company Group (including, for the avoidance of doubt, any such payments or benefits due under the Employment Agreement) to immediately cease upon written notice to the Executive Stockholder that the Company has reasonably and in good faith determined that the Executive Stockholder has breached (subject to any applicable cure period) in any material respect any such restrictive covenants during the applicable period of such covenants (the “Breach Notice”), and (iii) to the extent that the Company has made any payments to any Executive Stockholder Entities under any provision of Section 5 above with respect to any vested Options and Stock, such Executive Stockholder Entities shall, within ten (10) business days following deliver by the Company of any Breach Notice, repay to the Company any net-after tax amounts received from the Company in respect of such vested Options and Stock, as applicable thereunder.

(c) Each of the Investors and the Sponsors shall be direct third-party beneficiaries with respect to the provisions this Section 22.

23. Effectiveness. Upon execution and delivery of this Agreement by the Parties, this Agreement shall become effective as of April 18, 2013.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SAMSON RESOURCES CORPORATION

By:	/s/ Michael G. Daniel
Name: Michael G. Daniel
Title: Vice President—General Counsel

EXECUTIVE STOCKHOLDER:

/s/ Randy L. Limbacher
Randy L. Limbacher

ADDRESS:

Executive Stockholder’s then current home Address on file with the Company

[Signature page to Executive Stockholder’s Agreement]